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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AVI BIOPHARMA, INC.
(Exact name of registrant as specified in charter)

OREGON (State or other jurisdiction of incorporation or organization)	93-0797222 (I.R.S. Employer Identification Number)

ONE S.W. COLUMBIA, SUITE 1105
PORTLAND, OREGON 97258
(503) 227-0554
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

AVI BIOPHARMA, INC.
2002 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

DENIS R. BURGER, Ph.D.
CHIEF EXECUTIVE OFFICER
AVI BIOPHARMA, INC.
ONE S.W. COLUMBIA, SUITE 1105
PORTLAND, OREGON 97258
(503) 227-0554
(Name, address, including zip code and telephone number,
including area code, of agent for service)

with copy to:
ROBERT A. STOUT, ESQ.
HURLEY, LYNCH & RE, P.C.
747 SW INDUSTRIAL WAY, BEND, OREGON 97702
(541) 317-5505

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock $.0001 par value	2,500,000	$5.02(1)	$12,550,000(1)	$1,154.60

(1)
The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). The offering price per unit and the aggregate offering price is based on the average of the high and low per share sales prices reported for the Common Stock by the Nasdaq National Market, which was $5.02 on December 9, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated by reference into this registration statement:

          (a)  Annual Report on Form 10-K of AVI BioPharma, Inc. (the "Company" or the "Registrant") for the year ended December 31, 2001, filed with the Securities and Exchange Commission (the "SEC") on April 1, 2002.

          (b)  Amendment to Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2001 filed with the SEC on April 23, 2002; Quarterly Report on Form 10-Q of the Company for the Quarter ended March 31, 2002, filed with the SEC on May 14, 2002; Amendment to Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2002, filed with the SEC on July 8, 2002; Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002, filed with the SEC on August 14, 2002; Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002, filed with the SEC on November 13, 2002.

          (c)  Current Report of the Company on Form 8-K filed with the SEC on March 5, 2002; Current Report of the Company filed on Form 8-K filed with the SEC on March 12, 2002; Current Report of the Company on Form 8-K filed with the SEC on April 2, 2002; Current Report of the Company on Form 8-K filed with the SEC on May 22, 2002; Amendment to Current Report of the Company on Form 8-K filed with the SEC on May 31, 2002; Amendment to Current Report of the Company on Form 8-K filed with the SEC on June 10, 2002; Current Report of the Company on Form 8-K filed with the SEC on August 7, 2002; Current Report of the Company on Form 8-K filed with the SEC on November 5, 2002.

          (d)  Registration Statement of the Company on Form S-3 filed with the SEC on August 28, 2001 (SEC Registration No.: 333-68502); Amendment No. 1 to Registration Statement of the Company on Form S-3 filed with the SEC on April 23, 2002; Amendment No. 2 to Registration Statement of the Company on Form S-3 filed with the SEC on June 12, 2002; Amendment No. 3 to Registration Statement of the Company on Form S-3 filed with the SEC on July 10, 2002.

          (e)  Registration Statement of the Company on Form S-3 filed with the SEC on April 23, 2002 (SEC Registration No.: 333-86778); Amendment No. 1 to Registration Statement of the Company on Form S-3 filed with the SEC on June 12, 2002;Amendment No. 2 to Registration Statement of the Company on Form S-3 filed with the SEC on July 10, 2002;

          (f)    All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the date of filing of a post-effective amendment to this registration statement stating that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.    DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Articles of Incorporation provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. The Oregon Business Corporation Act permits a corporation to limit, under certain circumstances, a director's liability for monetary damages in actions brought by the corporation or its stockholders. As an Oregon corporation, the Company is subject to the OBCA and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA, Article VI of the Company's Third Restated Articles of Incorporation eliminates the liability of the Company's directors to the Company or its stockholders for monetary damages, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

        Section 60.387, ET SEQ., of the OBCA allows corporations to indemnify their directors and officers where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against a breach of the duty of loyalty. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards or conduct set out in the statute.

        The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of stockholders or otherwise.

        The Company has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.    EXHIBITS

NUMBER	EXHIBITS
5.1	Opinion of Hurley, Lynch & Re, P.C. as to the legality of the securities being registered
23.1	Consent of Hurley, Lynch & Re, P.C. (included in legal opinion filed as Exhibit 5.1)
24.1	Powers of Attorney
99.1	AVI BioPharma, Inc. 2002 Equity Incentive Plan (incorporated by reference to Appendix A to Registrant's Definitive Proxy Statement on Form 14A filed with the SEC on April 11, 2002.)

ITEM 9.    UNDERTAKINGS

          (a)  The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b)  The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 13th day of December, 2002.

AVI BIOPHARMA, INC.
By:	/s/ DENIS R. BURGER, PH.D. Denis R. Burger, Ph.D. Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
/s/ DENIS R. BURGER PH.D. Denis R. Burger, Ph.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ ALAN P. TIMMINS Alan P. Timmins	President, Chief Operating Officer, and Director
/s/ MARK M. WEBBER Mark M. Webber	Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting Officer)
* Patrick L. Iversen, Ph.D.	Senior Vice President of Research and Development and Director
* Dwight D. Weller, Ph.D.	Senior Vice President of Chemistry and Manufacturing and Director
* Andrew J. Ferrara	Director
* Bruce L.A. Carter, Ph.D.	Director
* John W. Fara, Ph.D.	Director

* James B. Hicks, Ph.D.		Director
* Joseph Rubinfeld, Ph.D.		Director
*By:	/s/ ALAN P. TIMMINS Alan P. Timmins, as Attorney-in-fact

INDEX TO EXHIBITS

Number
5.1	Opinion of Hurley, Lynch & Re, P.C.
23.1	Consent of Hurley, Lynch & Re, P.C. (included in 5.1)
24.1	Powers of Attorney
99.1	AVI BioPharma, Inc. 2002 Equity Incentive Plan (incorporated by reference to Appendix A to Registrants' Definitive Proxy Statement on Form 14A filed with the SEC on April 11, 2002.)

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS